EXHIBIT 10.5.3

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT is made and entered into as of March 25, 2009 by and between MEPT Commerce Park Tualatin II and III LLC, a Delaware limited liability company (aka NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R. § 9.18) (the “Landlord”), and Bioject Medical Technologies, Inc., an Oregon corporation (the “Tenant”). All capitalized terms not defined herein shall have the meanings given to them in the Lease (defined below).

RECITALS

A.    Landlord and Tenant are parties to that certain Lease dated October 24, 2003, as amended by that certain First Amendment to Lease dated December 2003 and a Second Amendment to Lease dated November 18, 2008 (collectively, the “Lease”), for certain Premises containing approximately 40,572 square feet (the “Premises”) within Building H of the project commonly known as Tualatin Corporate Center (the “Project”). The Premises is more particularly described in the Lease.

B.    Tenant desires to extend the temporary Base Rent deferral arrangement set forth in the Second Amendment. Landlord desires to accommodate Tenant’s request on the terms and conditions set forth below.

AGREEMENTS

For good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Lease as follows:

1.    Temporary (Partial) Base Rent Abatement. For the period commencing on February 1, 2009 through April 30, 2009, Tenant’s Base Rent shall be partially abated by $12,000 for each of the three months during such period less a credit of $3,887.46 (for Tenant’s overpayment of Operating Costs in 2008) for a total adjusted abatement of $32,112.54 (“Partial Abatement II”). Partial Abatement II, plus accrued interest at the rate of 9% per annum, shall be due within sixty (60) days upon the earlier to occur of (i) sale of all or substantially all of the assets of Tenant or the acquisition or merger of Tenant or the occurrence of any other transaction identified in Section 4.15.4 of the Lease, (ii) capital or equity raise of $3,000,000 (Three million dollars) or more, (iii) strategic partnership with up-front payments over $300,000 (Three hundred thousand dollars), (iv) default by Tenant under the Lease; provided, that if none of the foregoing events have occurred by December 31, 2010, Tenant shall commence paying back Partial Abatement II (plus interest) in twelve (12) equal installments at the same time and in the same manner as Base Rent commencing on January 1, 2011 and on the first of each month thereafter until paid in full. Until the Partial Abatement is paid in full, Tenant shall provide Landlord with monthly financial statements of the Tenant certified as true and accurate by the Vice President of Finance or other officer of Tenant on or before the 15th of each month for the prior month’s reporting period commencing on December 15, 2008.

2.    Non-Waiver. The granting of Partial Abatement II shall not be deemed a waiver by Landlord of its right to demand the prompt payment of Base Rent and other sums due under the Lease now or in the future. Further, the failure of the Tenant to comply with the terms of this

Amendment or to pay Partial Abatement II when due shall be a default and Landlord shall be entitled to pursue all of its remedies under the Lease for non-payment of Rent.

3.    Full Force and Effect. The terms and conditions of the Lease, as modified by this Amendment, shall remain in full force and effect are hereby ratified and affirmed.

DATED as of the date first above written.

LANDLORD: MEPT Commerce Park Tualatin II and III LLC, a Delaware limited liability company					TENANT: BIOJECT MEDICAL TECHNOLOGIES, INC., an Oregon corporation

By:	NewTower Trust Company, as Trustee of the				By:	/s/ Ralph Makar
	NewTower Trust Company Multi-Employer Property				Name:	Ralph Makar
	Trust, its sole member				Its:	President and CEO

	By:	Kennedy Associates Real Estate Counsel, LP, a Washington limited partnership, its authorized signatory

		By:	Kennedy Associates Real Estate Counsel GP, LLC, a Washington limited liability company, its general partner

			By:	/s/ R. Greg Skinner
R. Greg Skinner Vice President